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                                                                    EXHIBIT 99.1

                                                                   PRESS RELEASE
(TODCO THE OFFSHORE DRILLING COMPANY LOGO)

                                                       Contact: T. Scott O'Keefe
                                                        Sr. Vice President & CFO
                                                                    713-278-6010
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                                NYSE SYMBOL: THE

HOUSTON, TEXAS - AUGUST 3, 2004, TODCO FILES REGISTRATION STATEMENT FOR SECONDARY OFFERING BY TRANSOCEAN.

Houston, Texas, August 3, 2004--TODCO (the "Company") (NYSE-THE) today announced the filing of a registration statement on Form S-1 for the sale of up to $230 million of TODCO common stock owned by Transocean Inc. TODCO is a majority-owned subsidiary of Transocean Inc. TODCO will not receive any proceeds from the sale of the secondary common shares covered by this registration statement.

Morgan Stanley and Citigroup Global Markets Inc. will be leading a group of underwriters in this offering. When available, a preliminary prospectus relating to these securities may be obtained from Morgan Stanley, 1585 Broadway, New York, NY 10036, Attn: Prospectus Department, and from Citigroup Global Markets Inc., Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, NY 11220.

The registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

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       2000 W. Sam Houston Pkwy, S. o Suite 800 o Houston, Texas 77042 o
                        713-278-6000 o 713-278-6101 fax